Exhibit 99.(B)16

POWERS OF ATTORNEY

The undersigned Trustees, on behalf of the following Registered Investment Company, each constitute and appoint Huey P. Falgout, Jr., Paul A. Caldarelli, Theresa K. Kelety, Shaun P. Mathews and Todd Modic, each of them individually, the true and lawful attorneys-in-fact and agents, with full power to each of them to sign for each undersigned Trustee, and in the name of such undersigned Trustee and in the capacities indicated below, as the case may be, the Registration Statements on Form N-14 identified below, and any amendments thereto, under the Securities Act of 1933, and to file with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares, such Registration Statements under the Securities Act of 1933 and any amendments and supplements thereto, and any and all exhibits and other documents required in connection therewith, granting unto said attorneys-in-fact, each of them individually, full power and authority to do and perform each and every act deemed required and necessary to comply with the Securities Act of 1933 and the Investment Company Act of 1940.

Registered Investment Company	Form N-14 Registration Statement
Voya Equity Trust	Proposed reorganization of Voya Core Equity Research Fund with and into Voya Large Cap Value Fund

These Powers of Attorney, which shall not be affected by the disability of any or all of the undersigned, are executed and effective as of May 22, 2014 and may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/Colleen D. Baldwin	/s/Russell H. Jones
Colleen D. Baldwin	Russell H. Jones
Trustee	Trustee

/s/John V. Boyer	/s/Patrick W. Kenny
John V. Boyer	Patrick W. Kenny
Trustee	Trustee

/s/Patricia W. Chadwick	/s/Joseph E. Obermeyer
Patricia W. Chadwick	Joseph E. Obermeyer
Trustee	Trustee

/s/Albert E. DePrince, Jr.	/s/Sheryl K. Pressler
Albert E. DePrince, Jr.	Sheryl K. Pressler
Trustee	Trustee

/s/Peter S. Drotch	/s/Roger B. Vincent
Peter S. Drotch	Roger B. Vincent
Trustee	Trustee

/s/J. Michael Earley
J. Michael Earley
Trustee